UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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DIGIMARC CORPORATION

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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PRELIMINARY PROXY STATEMENT DATED OCTOBER 16, 2020 — SUBJECT TO COMPLETION

DIGIMARC CORPORATION

9405 S.W. Gemini Drive

Beaverton, Oregon 97008

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON DECEMBER 10, 2020

To the Shareholders of Digimarc Corporation:

On behalf of the Board of Directors (the “Board”) of Digimarc Corporation, an Oregon corporation (“Digimarc,” the “Company,” “we,” “us” or “our”), notice is hereby given that a special meeting of shareholders (the “Special Meeting”) of the Company will be held on December 10, 2020, at 11:00 a.m., Pacific Time, at our headquarters, located at 9405 S.W. Gemini Drive, Beaverton, Oregon 97008. The Company is monitoring coronavirus (COVID-19) developments and the related recommendations and protocols issued by public health authorities and federal, state, and local governments. The health and well-being of our shareholders is a high priority. If we determine that it is not possible or advisable to hold the Special Meeting in person, we will announce alternative arrangements for the meeting, which may include a change in venue or holding the meeting solely by means of remote communication. We will announce any such change and the details on how to participate by press release, which will be available at the ‘Investor Relations’ section of our website at http://www.digimarc.com/investors and filed with the Securities and Exchange Commission as additional proxy materials. If you are planning to attend the meeting, please check the website prior to the meeting date.

The purposes of the Special Meeting will be:

1.

Issuance Proposal. To consider and vote on a proposal to approve, for purposes of complying with Nasdaq Listing Rules 5635(b) and 5635(d), the issuance of shares of our common stock, par value $0.001 per share (the “Common Stock”) upon the conversion of the newly designated Series B Convertible Preferred Stock, par value $0.001 per share (the “Series B Convertible Preferred Stock”) issued to a single purchaser in connection with a private placement on October 1, 2020 (the “Issuance Proposal”);

2.

Adjournment Proposal. To consider and vote on a proposal to adjourn or postpone the Special Meeting, if necessary, to solicit additional proxies (the “Adjournment Proposal,” and together with the Issuance Proposal, the “Proposals”); and

3.	Other Business. To transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

The accompanying proxy statement sets forth additional information regarding the Special Meeting and provides you with detailed information regarding the Proposals. We encourage you to read the proxy statement carefully and in its entirety.

You may vote if you were the record owner of our Common Stock at the close of business on October 22, 2020 (the “Record Date”). Please note that if you held Common Stock on the Record Date in “street name” (that is, through a broker, bank or other nominee), you are considered the “beneficial owner” of those shares. As the beneficial owner of those shares, you have the right to direct your broker, bank or other nominee how to vote your shares. You will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares of Common Stock voted.

YOUR VOTE IS VERY IMPORTANT. Even if you plan to attend the Special Meeting, please take the time to submit a proxy by following the instructions on your proxy card as soon as possible to ensure that your shares will be represented at the Special Meeting if you are unable to attend. Most shareholders have a choice of voting on the Internet, by telephone or by mail. Please refer to your notice, proxy card or other voting instructions included with these proxy materials for information on the voting method(s) available to you. If your shares are held in an account at a broker, dealer, commercial bank, trust company, or other nominee, you should instruct such broker or other nominee how to vote in accordance with the voting instruction form furnished by such broker or other nominee. If you subsequently decide to attend the Special Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the proxy statement.

By Order of the Board of Directors,

Robert P. Chamness

Secretary

Beaverton, Oregon

October [●], 2020

Important Notice Regarding Internet Availability of Proxy Materials for

the Special Meeting of Shareholders to be Held on December 10, 2020

The proxy statement and materials for the special meeting to be held on December 10, 2020 are available under the “SEC Filings” section of the ‘Investor Relations’ section of our website at www.digimarc.com/investors. The Notice of Internet Availability of Proxy Materials and the proxy statement are being made available on or about October [●], 2020.

PRELIMINARY PROXY STATEMENT DATED OCTOBER 16, 2020 — SUBJECT TO COMPLETION

DIGIMARC CORPORATION

PROXY STATEMENT FOR SPECIAL MEETING OF SHAREHOLDERS

This proxy statement sets forth information relating to the solicitation of proxies by the Board of Directors of Digimarc Corporation in connection with a special meeting of shareholders (the “Special Meeting”) or any adjournment or postponement of the Special Meeting. This proxy statement is being furnished by our Board of Directors for use at the Special Meeting to be held on December 10, 2020 at 11:00 a.m., Pacific Time, at our headquarters, located at 9405 S.W. Gemini Drive, Beaverton, Oregon 97008. This proxy statement and form of proxy are first being made available to shareholders on or about [●], 2020, to our shareholders of record as of the close of business on October 22, 2020 (the “Record Date”). The shares represented by the proxies received, properly marked, dated, executed and not revoked will be voted at the Special Meeting by the proxy holders designated on the proxy.

INFORMATION ABOUT THE PROXY MATERIALS AND THE SPECIAL MEETING

The following questions and answers address briefly some questions you may have regarding the Special Meeting and the Proposals (as defined below). These questions and answers may not address all questions that may be important to you as a shareholder of the Company. Please refer to the more detailed information contained elsewhere in this proxy statement and the documents referred to or incorporated by reference in this proxy statement.

Why did I receive these proxy materials?

Since you owned shares of the Company’s Common Stock (as defined below) at the close of business on the Record Date, October 22, 2020, you are considered a shareholder entitled to receive notice of and to attend and vote at the Special Meeting, or any postponement or adjournment thereof. Accordingly, we are providing these proxy materials in connection with the solicitation by our Board of Directors of proxies to be voted at the Special Meeting in connection with the issuance of Common Stock upon the conversion of our Series B Convertible Preferred Stock (as defined below).

On September 29, 2020, the Company entered into a Subscription Agreement (the “Subscription Agreement”) with TCM Strategic Partners L.P. (the “Purchaser”) to issue and sell to the Purchaser in a private placement (the “Private Placement”) (i) 2,542,079 shares (the “Common Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), which number represents 19.9% of the number of shares of the Common Stock outstanding prior to such issuance, and (ii) 16,970 shares (the “Series B Shares,” and together with the Common Shares, the “Purchased Shares”) of the Company’s newly designated Series B Convertible Preferred Stock, par value $0.001 per share (the “Series B Convertible Preferred Stock”), for an aggregate purchase price of $53,500,000 (the “Private Placement”). The Company is using the proceeds from the sale of the Purchased Shares for working capital, expenses incurred in connection with the Private Placement and other general corporate purposes.

Because the Company’s Common Stock is listed on the Nasdaq Stock Market ( “NASDAQ”), the Company is subject to NASDAQ’s rules and regulations. At the Special Meeting, you will be asked to consider and vote to approve, in accordance with Nasdaq Listing Rules 5635(b) and 5635(d), the issuance of shares of Common Stock to the Purchaser upon conversion of the Series B Shares (the “Issuance Proposal”). If the Company obtains shareholder approval of the Issuance Proposal, the Series B Shares will automatically convert into 1,198,161 fully paid and non-assessable shares of Common Stock, causing the Purchaser to own approximately 7.3% of the Company’s outstanding Common stock, on a fully converted basis (based on the number of shares of Common Stock outstanding following the Private Placement and assuming conversion of the Series B Shares). Our Board believes that the Issuance Proposal is in the best interests of the Company and its shareholders and, therefore, recommends that you vote “FOR” the Issuance Proposal and vote “FOR” the adjournment or postponement of the Special Meeting to solicit additional proxies, if necessary (the “Adjournment Proposal,” and together with the

Issuance Proposal, the “Proposals”). For more information, please read the entire proposal contained elsewhere in this proxy statement.

Who can attend and vote at the Special Meeting?

As of the Record Date, there were [●] shares of our Common Stock outstanding, each of which is entitled to one vote on each matter to come before the Special Meeting. As of the Record Date, the Purchaser owned 2,542,079 shares of our Common Stock and 16,970 shares of our Series B Convertible Preferred Stock. The Series B Convertible Preferred Stock is not entitled to vote on the Issuance Proposal.

How many shares must be present or represented to conduct business at the Special Meeting?

There must be a quorum for the Special Meeting to be held. A quorum will be present if at least a majority of the outstanding shares of our Common Stock entitled to vote is represented at the Special Meeting, either in person or by proxy. If you vote—including by Internet, telephone or proxy card—your shares voted will be counted towards the quorum for the Special Meeting. If you fail to sign, date, and return your proxy card or fail to vote by telephone or Internet as provided on your proxy card, your shares will not be counted towards establishing a quorum for the Special Meeting. Abstentions are counted as being present for the purpose of determining the presence of a quorum, but broker non-votes are not.

What items of business will be voted on at the Special Meeting?

The business expected to be voted on at the Special Meeting is considering approval of the following proposals:

•

To consider and vote on a proposal to approve, as required pursuant to Nasdaq Listing Rules 5635(b) and 5635(d), the issuance of shares of Common Stock upon conversion of the Series B Shares as further described below;

•	To consider and vote on a proposal to adjourn or postpone the Special Meeting, if necessary, to solicit additional proxies; and

•	To consider and transact such other business as may properly come before the Special Meeting and any adjournments or postponements thereof.

To be properly brought before the Special Meeting, any additional items of business must be presented in accordance with applicable law and the Company’s bylaws. If business is not properly brought before the Special Meeting, there will not be an opportunity to discuss any such matters at the Special Meeting.

How many votes do I have?

Each share of our Common Stock that you own entitles you to one vote.

How do I vote?

If you hold shares directly as the shareholder of record, you may vote your shares by attending the Special Meeting or without attending the Special Meeting in any of the following ways:

Internet before the Special Meeting	Phone before the Special Meeting	Mail before the Special Meeting

Visit www.proxyvote.com. You will need the 16-digit number included in your proxy card or notice.	Call 1-800-690-6903. You will need the 16-digit number included in your proxy card or notice.	Send your completed and signed proxy card to the address on your proxy card.

If you were a beneficial owner as of the Record Date of shares held in “street name” through a broker, bank or other nominee you may vote your shares by following the instructions set forth in the notice provided by your broker, bank, trust, or other holder of record. In most cases, you may be permitted to submit your voting instructions by mail, by telephone or via the Internet.

You may vote “FOR” or “AGAINST” or you may “ABSTAIN” from voting on any proposal to be voted on at the Special Meeting.

What vote is required to approve the Proposals?

If a quorum is present, the Issuance Proposal will be approved if (i) the votes cast in favor of the Issuance Proposal exceed the votes cast opposing the Issuance Proposal and (ii) the votes cast in favor of the Issuance Proposal that are not owned, directly or indirectly, by the Purchaser or its affiliates, exceed the votes cast opposing the Issuance Proposal. The Adjournment Proposal will be approved if the votes cast in favor of the Adjournment Proposal exceed the votes cast opposing the Adjournment Proposal, regardless of whether or not a quorum is present at the Special Meeting. Abstentions and broker non-votes will not count as votes cast for the Proposals and therefore will not affect the outcome of the Proposals. The Series B Shares are not entitled to vote on the Issuance Proposal.

How are votes counted?

Our Inspector of Elections will tabulate all of the votes cast at the Special Meeting. Your shares will be voted as you specifically instruct. If you sign your proxy or voting instruction card without giving specific instructions, we will count your proxy as a vote in favor of the approval of the Issuance Proposal and the Adjournment Proposal.

Abstentions are shares that abstain from voting on a particular matter. Broker non-votes occur when shares are held in “street name” by brokers, banks or nominees who indicate on their proxies that they did not receive voting instructions from the beneficial owner of the shares and do not have discretionary authority to vote those shares on a particular matter. Abstentions and broker non-votes are not counted for purposes of determining the number of votes cast for or against a proposal and therefore will not affect the outcome of the Issuance Proposal or Adjournment Proposal.

How does the Company’s Board recommend that I vote?

Our Board unanimously recommends that our shareholders vote “FOR” the Issuance Proposal and “FOR” the Adjournment Proposal.

What factors did the Board consider and what were its reasons for recommending that the shareholders approve the Issuance Proposal?

After careful consideration, the Board determined that the Issuance Proposal is advisable and in the best interest of our shareholders and recommended that our shareholders vote in favor of the Issuance Proposal. For information regarding the factors the Board considered in making this determination, please refer to the disclosures set forth under the caption “Approval of the Issuance of Common Stock Upon Conversion of the Series B Convertible Preferred Stock (Proposal no. 1)— Recommendation of the Board.”

What can I do if I change my mind after I vote my shares?

You may change your proxy instructions at any time prior to the vote at the Special Meeting. You may accomplish this by entering a new vote by Internet, by telephone, by delivering a written notice of revocation to the corporate secretary of Digimarc, by submitting a new proxy card or new voting instruction card bearing a later date (which automatically revokes the earlier proxy instructions) or by attending the Special Meeting and voting in person. Simply attending the Special Meeting will not cause your previously granted proxy to be revoked unless you specifically so request. If your shares are held in a stock brokerage account or by a broker, bank or other nominee, you must obtain a legal proxy from your broker, bank or other nominee authorizing you to vote your shares at the Special Meeting.

Any written notice revoking a proxy should be sent to Digimarc Corporation, Attention: Robert P. Chamness, Executive Vice President, Chief Legal Officer and Secretary, 9405 S.W. Gemini Drive, Beaverton, Oregon 97008, or hand delivered to the Secretary before the vote at the Special Meeting.

What happens if additional matters are presented at the Special Meeting?

Other than the item of business described in the Proxy Statement, we are not aware of any other business to be acted upon at the Special Meeting. If you grant a proxy, the persons named as proxy holders, Bruce Davis and Charles Beck, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Special Meeting.

How many shares of Common Stock are issuable upon conversion of the Series B Convertible Preferred Stock?

Upon conversion of all of the Series B Shares, assuming such conversion takes place on December 11, 2020, the Company would issue 1,198,161 shares of Common Stock, representing approximately 7.3% of the shares of Common Stock outstanding immediately following the conversion.

What will happen if the Issuance Proposal is not approved?

If the Issuance Proposal is not approved, the holders of the Series B Shares will not be able to convert their shares of Series B Convertible Preferred Stock into shares of Common Stock, and the Series B Shares will remain outstanding.

Where can I find the voting results of the Special Meeting?

We intend to announce preliminary voting results at the Special Meeting and publish final voting results in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission (“SEC”) within four business days after the Special Meeting.

Do I have dissenters’ rights of appraisal?

Neither the Oregon Revised Statutes nor the Bylaws of the Company provide dissenters’ rights of appraisal to the Company’s shareholders in connection with the Issuance Proposal.

May I obtain a list of shareholders entitled to attend and vote at the Special Meeting?

Yes. A list of these shareholders will be available for inspection by any shareholder at our principal executive offices located at 9405 S.W. Gemini Drive, Beaverton, Oregon 97008, beginning two business days after notice of the Special Meeting is given until voting at the Special Meeting ends.

Who can help answer my questions?

If you have more questions about the Proposals or voting, you should contact Alliance Advisors, LLC, 200 Broadacres Drive, 3rd Floor, Bloomfield, NJ 07003, Shareholders call Toll-Free: 1-833-945-2701.

APPROVAL OF THE ISSUANCE OF COMMON STOCK UPON CONVERSION

OF THE SERIES B CONVERTIBLE PREFERRED STOCK

(Proposal No. 1)

We are asking our shareholders to approve the issuance of 1,198,161 shares of our Common Stock issuable in connection with the conversion of the shares of Series B Convertible Preferred Stock issued to a single purchaser in connection with a private placement (the “Issuance Proposal”).

Background and Overview

On September 29, 2020, the Company entered into a Subscription Agreement (the “Subscription Agreement”) with TCM Strategic Partners L.P. (the “Purchaser”) to issue and sell to the Purchaser (the “Private Placement”) (i) 2,542,079 shares (the “Common Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), which number represents 19.9% of the number of shares of the Common Stock outstanding prior to such issuance, and (ii) 16,970 shares (the “Series B Shares,” and together with the Common Shares, the “Purchased Shares”) of the Company’s newly designated Series B Convertible Preferred Stock, par value $0.001 per share (the “Series B Convertible Preferred Stock”), for an aggregate purchase price of $53,500,000, in transactions exempt from registration under the U.S. Securities Act of 1933, as amended (the “Private Placement”). Subject to the approval of the Company’s shareholders, the Series B Shares are convertible at a conversion price equal to $14.37 per share (subject to customary anti-dilution adjustments in the event of any stock split, stock dividend or distribution, or stock combination) into 1,198,161 fully paid and non-assessable shares of Common Stock, assuming the conversion takes place on December 11, 2020. The purchase and sale of the Common Shares occurred on September 29, 2020, and the purchase and sale of the Series B Shares occurred on October 1, 2020. The Company is using the proceeds from the sale of the Purchased Shares for working capital, expenses incurred in connection with the Private Placement and other general corporate purposes. The terms of the Subscription Agreement and the Private Placement were previously reported in the Form 8-K filed by the Company on September 29, 2020.

Description of the Subscription Agreement

The Private Placement was consummated in accordance with the terms of the Subscription Agreement. The Subscription Agreement contains representations and warranties by the Company and the Purchaser and covenants of the Company and the Purchaser and other rights, obligations and restrictions, which we believe are customary for transactions of this type.

Board Designation

Pursuant to the Subscription Agreement, for so long as the Purchaser and its affiliates continue to own at least 5% of the outstanding Common Stock, the Purchaser will have the right to designate, and the Company will be obligated to nominate or appoint, Riley McCormack (the “Principal”) to the Company’s Board of Directors. The Principal controls the Purchaser as the manager of the Purchaser’s general partner.

Shareholder Approval

The Subscription Agreement requires the Company to use reasonable best efforts to solicit from the shareholders proxies in favor of the Issuance Proposal and to obtain the approval of the Issuance Proposal (the “Shareholder Approval”).

The foregoing description of the Subscription Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Subscription Agreement, which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 29, 2020.

Description of the Series B Convertible Preferred Stock

The following is a summary of the principal terms of the Series B Convertible Preferred Stock.

Dividends

The Series B Convertible Preferred Stock is entitled to dividends on the Liquidation Preference (as defined below) at the rate of 7.5% per annum, payable in cash or, at the option of the Company, accumulated and added to the Liquidation Preference (as defined below).

Dividend and Repurchase Participation; No Stated Maturity

The Series B Convertible Preferred Stock is entitled to receive any dividends paid in respect of the Common Stock and to participate in offers to repurchase or exchange the Common Stock, in each case on an as-converted basis (without regard to any of the limitations on convertibility thereof).

The Series B Convertible Preferred Stock has no stated maturity and will remain outstanding indefinitely unless converted into Common Stock.

Voting Rights; Consent Rights

The holders of Series B Convertible Preferred Stock (each, a “Holder” and collectively, the “Holders”) are generally entitled to vote with the holders of the shares of Common Stock on all matters submitted to a vote of holders of shares of Common Stock (voting together with the holders of shares of Common Stock as one class) on an as-converted basis, applying a voting conversion price of $17.01 (subject to customary anti-dilution adjustments in the event of any stock split, stock dividend or distribution, or stock combination); provided that, until the Shareholder Approval has been obtained, no Holder shall be entitled to cast a number of votes with respect to the Holder’s shares of Series B Convertible Preferred Stock and any shares of Common Stock beneficially owned by such Holder in excess of 19.9% of the outstanding shares of capital stock then entitled to vote.

Additionally, certain matters will require the approval of a majority of the outstanding Series B Convertible Preferred Stock, voting as a separate class, including (i) amendments, alterations or repeal of any provision of the Company’s Articles of Incorporation or Bylaws of the Company that would adversely affect the rights, preferences. privileges or voting powers of the Series B Convertible Preferred Stock, (ii) any action that would authorize or create, or increase the number of authorized or issued shares of, or any securities convertible into shares of, or reclassify any security into, or issue, any class or series of capital stock of the Company ranking senior to, or on a parity basis with, the Series B Convertible Preferred Stock as to certain rights, (iii) certain transactions with affiliates of the Company, and (iv) certain business combinations and binding or statutory share exchanges or reclassification involving the Series B Convertible Preferred Stock, unless such events do not adversely affect the rights, preferences or voting powers of the Series B Convertible Preferred Stock (the “Consent Rights”).

The Series B Convertible Preferred Stock is not entitled to vote on the Issuance Proposal.

Liquidation Rights

Upon a liquidation, dissolution or winding up of the Company, each share of Series B Convertible Preferred Stock will be entitled to receive an amount per share equal to the greater of (i) $1,000 per share, plus all accumulated dividends (the “Liquidation Preference”), plus accrued and unpaid dividends and (ii) the amount that the holder of Series B Convertible Preferred Stock would have been entitled to receive at such time if the Series B Convertible Preferred Stock were converted into Common Stock (without regard to any of the limitations on convertibility thereof).

No Optional Redemption

The Company will not have the right to voluntarily redeem the Series B Convertible Preferred Stock at any time.

Automatic Conversion

Following receipt of the Shareholder Approval and subject to satisfaction of stock exchange listing requirements, all outstanding Series B Convertible Preferred Stock will automatically convert into fully paid and non-assessable shares of Common Stock at a conversion price equal to $14.37. The conversion price is subject to customary anti-dilution adjustments in the event of any stock split, stock dividend or distribution, or stock combination. The Series B Convertible Preferred Stock is not otherwise convertible at the election of either the Company or the Holder.

Change of Control

Upon a change of control (as defined in the Articles of Amendment (as defined below)), the Company is required to redeem the Series B Convertible Preferred Stock for cash consideration equal to the greater of (i) the Liquidation Preference plus accrued and unpaid dividends and (ii) the amount that such Holder would have been entitled to receive at such time if the Series B Convertible Preferred Stock were converted into Common Stock immediately prior to such change of control (without regard to any of the limitations on convertibility thereof).

The foregoing description of the Series B Convertible Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the Articles of Amendment of the Company (the “Articles of Amendment”), which are filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 29, 2020.

Registration Rights Agreement

In connection with the issuance of the Series B Convertible Preferred Stock, the Company entered into a Registration Rights Agreement with the Purchaser, pursuant to which the Company agreed to provide certain registration and other rights with respect to the Common Shares and the shares of Common Stock issuable upon conversion of the Series B Convertible Preferred Stock (the “Conversion Shares”) for the benefit of the Purchaser and its permitted transferees.

The Company granted the Purchaser and its permitted transferees certain “piggyback” registration rights allowing them to include shares of Common Stock in registration statements filed by the Company. The Company has generally agreed to pay the related registration expenses, including certain expenses of counsel for the Purchaser and its permitted transferees, and has agreed to indemnify the Purchasers and its permitted transferees for certain liabilities arising from such registrations. These registration rights terminate upon the date on which the Purchaser and its transferees no longer hold registrable securities. The Registration Rights Agreement includes a provision that prohibits the Company from granting registration rights that conflict with the rights granted to the Purchaser in the Registration Rights Agreement without the prior written consent of holders of a majority of the registrable securities.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on September 29, 2020.

Change of Ownership Under PPP Loan

On April 16, 2020, the Company entered into a Promissory Note in an aggregate principal amount of $5.03 million(the “Note”), pursuant to the Paycheck Protection Program (the “PPP”) under the Coronavirus Aid, Relief, and Economic Security Act. The Note provides that the Company must obtain lender consent in the event of a “change of ownership.” On October 2, 2020, the Small Business Administration (“SBA”) released a procedural notice that defined “change of ownership” as used in PPP loans to mean the transfer, whether in one or more transactions, of at least 20% of the common stock or other ownership interest of a PPP borrower. Based on the SBA’s newly issued notice, the Company has sought, but not yet received, the consent of its lender under the Note to the conversion of the Series B Shares contemplated by the Issuance Proposal. Although the Company expects to receive such consent, the failure to do so could result in a default under the Note and an obligation to repay the PPP loan.

Why We Need Shareholder Approval

We are seeking shareholder approval in order to comply with Nasdaq Listing Rules 5635(b) and 5635(d).

Because the Company’s Common Stock is listed on the Nasdaq Stock Market (the “NASDAQ”), the Company is subject to NASDAQ’s rules and regulations. Pursuant to Nasdaq Listing Rule 5635(b), shareholder approval is required prior to the issuance of securities that will result in a change of control of a listed company, which for purposes of Nasdaq Listing Rule 5635(b) is generally deemed to occur when an investor or investor group acquires or has the right to acquire 20% or more of a company’s outstanding common stock or voting power and such ownership or voting power would be the largest ownership position. Shareholders should note that a “change of control” as described under Nasdaq Listing Rule 5635(b) applies only with respect to the application of such rule and does not constitute a “change of control” for purposes of Oregon law, our organizational documents or any other purpose.

Pursuant to Nasdaq Listing Rule 5635(d), shareholder approval is also required prior to a 20% Issuance (as defined below) at a price that is less than the Minimum Price (as defined below). For purposes of Nasdaq Listing Rule 5635(d), (i) “20% Issuance” means a transaction, other than a public offering, involving the sale, issuance or potential issuance by us of common stock (or securities convertible into or exercisable for common stock), which alone or together with sales by our officers, directors or substantial stockholders equals 20% or more of common stock or 20% or more of the voting power outstanding before the issuance, and (ii) “Minimum Price” means a price that is the lower of: (A) the closing price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement; or (B) the average closing price of common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement.

Based on Nasdaq Listing Rule 5635(d), the issuance of the Common Shares at a price per share of $14.37, when taken together with the Conversion Shares to be issued upon conversion of the Series B Shares at a conversion price of $14.37 per share, which prices represent, in each case, a discount to the Minimum Price, constitutes a 20% Issuance under Nasdaq Listing Rule 5635(d). Additionally, the Common Shares and the Conversion Shares together would represent approximately 22.7% of the Company’s outstanding Common Stock (based on the number of shares of Common Stock outstanding following the Private Placement and assuming conversion of the Series B Shares takes place on December 11, 2020). Therefore, the issuance of the Conversion Shares would result in a change of control for purposes of Nasdaq Listing Rule 5635(b).

Shareholder approval of this proposal will constitute shareholder approval for purposes of Nasdaq Listing Rules 5635(b) and 5635(d). If shareholder approval is not obtained, the Purchaser will not be able to convert the Series B Shares into shares of Common Stock.

Effect of the Issuance Proposal on Current Shareholders

If the Issuance Proposal is adopted, and the Series B Shares are converted on December 11, 2020, 1,198,161 shares of Common Stock would be issuable upon conversion of the Series B Shares, representing approximately 7.3% of the shares of our Common Stock outstanding following conversion of the Series B Shares. The issuance of such shares would result in dilution to our shareholders, and would afford our shareholders a smaller percentage interest in the voting power, liquidation value and aggregate book value of the Company.

Interests of Certain Persons in Matters to be Acted Upon

As discussed above, the terms of the Subscription Agreement provide that for so long as the Purchaser and its affiliates continue to own at least 5% of our outstanding Common Stock, the Purchaser will have the right to designate, and we will be obligated to nominate or appoint, the Principal to the Company’s Board. The Principal controls the Purchaser as the manager of the Purchaser’s general partner. While the Principal has not been nominated or appointed to the Board of Directors as of the date hereof, we expect the Principal to be nominated and appointed to the Board of Directors prior to our 2021 Annual Meeting.

Vote Required

If a quorum is present, the Issuance Proposal will be approved if (i) the votes cast in favor of the Issuance Proposal exceed the votes cast opposing the Issuance Proposal and (ii) the votes cast in favor of the Issuance Proposal that are not owned, directly or indirectly, by the Purchaser or its affiliates, exceed the votes cast opposing the Issuance Proposal. Shares represented by executed proxies that do not indicate a vote “FOR,” “AGAINST” or “ABSTAIN” will be voted by the proxy holders “FOR” the Issuance Proposal. If you own shares through a bank, broker or other nominee, you must instruct such bank, broker or other nominee how to vote in order for them to vote your shares so that your vote can be counted on the Issuance Proposal. Abstentions and broker non-votes will not count toward the vote total and therefore will not affect the outcome of the Issuance Proposal.

Recommendation of the Board

Based on the Company’s financial condition, results of operation, cash flow, liquidity, ongoing cash needs and potential alternative sources of capital at the time the Private Placement was being considered, the Private Placement presented the Company the best opportunity to execute on its strategy and increase shareholder value. By providing working capital for the foreseeable future, the Private Placement allows management to focus solely on execution of its strategic growth objectives and provides the financing necessary to accelerate the growth of the business, in particular, the high-potential Barcode business.

After careful consideration of the Issuance Proposal, which was necessary to complete the Private Placement, the Board determined that the Issuance Proposal is advisable and in the best interest of our shareholders and recommended that our shareholders vote in favor of the Issuance Proposal. In reaching its determination to approve the Issuance Proposal, the Board, with advice from the Company’s management and legal advisors, considered a number of factors, including:

•	the fairness of the conversion terms with respect to the Series B Shares;

•	the fact that the Series B Convertible Preferred Stock ranks senior to the Common Stock as to dividend rights and rights on the distribution of assets;

•

the rights of the Holders of Series B Shares upon liquidation, dissolution, winding up of the Company or a change of control (as defined in the Articles of Amendment) to receive the greater of (i) the Liquidation Preference plus accrued and unpaid dividends and (ii) the amount that such Holder would have been entitled to receive at such time if the Series B Shares were converted into Common Stock immediately prior to such event (without regard to any of the limitations on convertibility thereof);

•

the fact that, for so long as the Series B Shares remain outstanding, the consent of a majority of the outstanding Series B Convertible Preferred Stock is required to take specified actions, including actions with respect to (i) certain amendments to the Company’s Articles of Incorporation or Bylaws, (ii) the creation of class or series of capital stock ranking senior to, or on a parity basis with, the Series B Convertible Preferred Stock as to certain rights, (iii) certain transactions with affiliates of the Company, and (iv) certain business combinations and binding or statutory share exchanges or reclassification involving the Series B Convertible Preferred Stock;

•

the inability of the Company to redeem (other than in connection with a change of control) or convert (other than in connection with the Shareholder Approval), the Series B Shares, and the possibility that the Series B Shares could remain outstanding indefinitely;

•	the benefit of having the Series B Shares convert into Common Stock, eliminating the obligation to pay dividends in the amount of 7.5% annum on the Series B Shares;

•	the potential risks associated with the Purchaser’s significant ownership percentage following the conversion of the Series B Shares; and

•

the fact that our shareholders who did not participate in the financing transactions may be diluted and the value of our Common Stock may be diluted upon the conversion of the Series B Shares held by the Purchaser.

After evaluating these factors for and against the conversion of the Series B Shares, and the corresponding beneficial ownership of Purchaser in excess of 19.99% of our Common Stock, and based upon their knowledge of our business, financial condition and prospects, and the views of our management, the Board determined that the conversion of the Series B Shares into shares of Common Stock is fair, advisable and in the best interest of the Company’s shareholders.

The Board of Directors recommends a vote “FOR” the Issuance Proposal.

APPROVAL OF THE ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING

(Proposal No. 2)

We are asking our shareholders to consider and vote on a proposal to adjourn or postpone the Special Meeting to solicit additional proxies in the event that the Company fails to receive a sufficient number of votes to approve the Issuance Proposal (the “Adjournment Proposal”). The Company currently does not intend to propose adjournment or postponement at the Special Meeting if there are sufficient votes to approve the Issuance Proposal.

Vote Required

The Adjournment Proposal will be approved if the votes cast in favor of the Adjournment Proposal exceed the votes cast opposing the Adjournment Proposal.

Recommendation of the Board

The Board of Directors recommends a vote “FOR” the Adjournment Proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common stock as of October 12, 2020 by:

•	each person or entity known by us to own beneficially more than five percent of our common stock;

•	our chief executive officer, our chief financial officer, our other named executive officer and each of our directors; and

•	all of our executive officers and directors as a group.

The beneficial ownership percentage is calculated based on 15,316,348 shares of our common stock outstanding as of October 12, 2020. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting and/or investment power with respect to securities. Unless otherwise indicated, each person named in the table has sole voting power and investment power, or shares voting and investment power with his/her or their spouse under applicable community property laws, with respect to all shares of capital stock listed as owned by that person. Shares issuable upon the exercise of options that are currently exercisable or become exercisable within sixty days after October 12, 2020 are considered outstanding for the purpose of calculating the percentage of outstanding shares of our common stock held by the individual, but not for the purpose of calculating the percentage of outstanding shares of our common stock held by any other individual. The address of each of the executive officers and directors is: care of Digimarc Corporation, 9405 S.W. Gemini Drive, Beaverton, Oregon 97008.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
TCM Strategic Partners L.P.(1) 26 Tahiti Beach Island Road Coral Gables, Florida 33143	2,542,079	16.60%

Named Executive Officers
Bruce Davis(2)	527,394	3.44%
Joel Meyer	75,049	*
Charles Beck	57,770	*

Directors
James T. Richardson	88,440	*
Bernard Whitney	28,153	*
Richard L. King	26,804	*
Gary DeStefano	22,085	*
Andrew J. Walter	23,085	*
All executive officers and directors as a group (10 persons)	848,780	5.54%

*	Less than 1%.
(1)

This information is based solely on the Schedule 13D filed by Riley McCormack and TCM Strategic Partners L.P. on October 5, 2020. TCM Strategic GP LLC, the general partner of TCM Strategic Partners L.P., and Riley McCormack, the sole manager of TCM Strategic GP LLC, may be deemed to indirectly beneficially own these shares of Common Stock held directly by TCM Strategic Partners L.P. Does not include 1,198,161 shares of Common Stock issuable upon conversion of 16,970 shares of Series B Convertible Preferred Stock held by TCM Strategic Partners L.P. (assuming conversion of the Series B Shares as of December 11, 2020).

(2)

Includes options for 466,665 shares of Common Stock exercisable within 60 days of October 12, 2020. Does not include (i) 5,000 shares of Series A Redeemable Nonvoting Preferred Stock awarded to Mr. Davis in August of 2008 or (ii) 45,000 shares subject to time-based restricted stock units (“RSUs”) and 123,669 performance-based RSUs, none of which will vest within 60 days after October 12, 2020.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors is not aware of any matters, other than those described in this Proxy Statement, which may be presented for consideration at the Special Meeting. Should any other matters requiring a vote of the shareholders be properly presented at the Special Meeting, or any adjournment or postponement thereof, the persons named in the accompanying proxy card will have the discretionary authority to vote with respect to such matters in accordance with their best judgment.

SINGLE AND MULTIPLE MAILINGS

If you requested a print version of our proxy materials and share an address with another shareholder, you may receive only one set of proxy materials unless you have provided contrary instructions. If you wish to receive a separate set of our proxy materials now or in the future, we will promptly deliver a separate copy of these materials to you upon written or oral request made to us at: Digimarc Corporation, Attn: Investor Relations, 9405 S.W. Gemini Drive, Beaverton, OR 97008, Phone: (503) 469-4800, Fax: (503) 469-4771. Similarly, if you share an address with another shareholder and have received multiple copies of our proxy materials, you may write to us at the above address or fax number to request delivery of a single copy of these materials.

PROXY SOLICITATION AND COSTS

In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to provide our shareholders with access to our proxy materials over the Internet. Accordingly, we intend to send a Notice of Internet Availability of Proxy Materials (the “Notice”) on or about [●], 2020 to most of our shareholders who owned our Common Stock at the close of business on October 22, 2020. Most shareholders will not receive a printed copy of the proxy materials unless they request one in the manner set forth below under the heading ‘Where You Can Find More Information’. This permits the Company to conserve natural resources and reduces our printing costs, while giving shareholders a convenient and efficient way to access our proxy materials and vote their shares.

The Company will bear the cost of soliciting proxies, including the preparation, assembly, printing and mailing of any solicitation materials that the Company may provide to shareholders. In addition, our directors, officers and other employees may solicit proxies. These persons will not receive any additional compensation for assisting in the solicitation. We will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners. We will reimburse these persons and our transfer agent for their reasonable out-of-pocket expenses in forwarding these materials. The Company will also post its proxy materials to its website at www.digimarc.com/investors. In addition, the Company has retained Alliance Advisors, LLC to act as a proxy solicitor in conjunction with the Special Meeting. The Company has agreed to pay that firm approximately $7,500 plus reasonable out-of-pocket expenses, for proxy solicitation services.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically with the SEC. Additionally, you may access our filings with the SEC through the ‘SEC Filings’ section of our website at www.digimarc.com/investors.

You may obtain, without charge, a copy of any or all reports, proxy statements and other documents we file with the SEC, other than exhibits to those documents that are not specifically incorporated by reference into those documents, by writing or telephoning us at the following address: Robert P. Chamness, Secretary, Digimarc Corporation, 9405 S.W. Gemini Drive, Beaverton, Oregon 97008, Phone: (503) 469-4800.

If you have questions about this proxy statement, the Proposals or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact our proxy solicitor at:

Alliance Advisors, LLC

200 Broadacres Drive, 3rd Floor,

Bloomfield, NJ 07003

Shareholders call Toll-Free:

1-833-945-2701

The Company’s Common Stock is listed on the Nasdaq Stock Market and trades under the symbol “DMRC”.

INFORMATION INCORPORATED BY REFERENCE

We are incorporating by reference specified documents that we file with the SEC, which means that incorporated documents are considered part of this Proxy Statement. This document incorporates by reference the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, Quarterly Report on Form 10-Q for the period ended June 30, 2020, and the Company’s Current Reports on Form 8-K, filed with the SEC on September 29, 2020 and October 1, 2020. Information contained on our website, www.digimarc.com, is not incorporated by reference in, and does not constitute part of, this proxy statement.

All documents that we file (but not those that we furnish) with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and before the date of the Special Meeting are incorporated by reference in this proxy statement from the date of filing of the documents, unless we specifically provide otherwise. Information that we file with the SEC will automatically update and may replace information previously filed with the SEC.

AVAILABILITY OF FORM 10-K

We will provide, without charge upon the written request of any beneficial owner of shares of our Common Stock entitled to vote at the Special Meeting, a copy of our Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the SEC, and the other documents incorporated by reference herein. Written requests should be mailed to Robert P. Chamness, Secretary, Digimarc Corporation, 9405 S.W. Gemini Drive, Beaverton, Oregon 97008. All materials filed by us with the SEC can be obtained through the SEC’s website at www.sec.gov.

SHAREHOLDER PROPOSALS AND NOMINATIONS FOR ANNUAL MEETING

Requirements for Shareholder Proposals to be Brought Before an Annual Meeting. Pursuant to our Bylaws, for a shareholder nomination of persons for election to the Board of Directors and the proposal of other business to be considered by shareholders to be considered properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice of the proposal to the Secretary of Digimarc. To be timely for the 2021 Annual Meeting of Shareholders, a shareholder’s notice must be delivered to or mailed and received by our Secretary at our principal executive offices no earlier than December 31, 2020 and no later than January 30, 2021.

Requirements for Shareholder Proposals to be Considered for Inclusion in our Proxy Materials. Shareholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at our 2021 Annual Meeting of Shareholders must be received by us not later than December 31, 2020 in order to be considered for inclusion in our proxy materials for that meeting.

Discretionary Authority. The proxies to be solicited by us through our Board of Directors for the 2021 Annual Meeting of Shareholders will confer discretionary authority on the proxy holders to vote on any shareholder proposal presented at the annual meeting if we fail to receive notice of the shareholder’s proposal for the meeting by January 30, 2021.

It is important that your shares be represented at the Special Meeting, regardless of the number of shares you hold. We urge you to promptly vote your shares as directed in the proxy card, voting instruction card or notice of internet availability of our proxy materials. Shareholders who are present at the Special Meeting may revoke their proxies and vote in person during the Special Meeting or, if they prefer, may abstain from voting during the Special Meeting and allow their proxies to be voted.

By Order of the Board of Directors,

Bruce Davis

Chief Executive Officer

Beaverton, Oregon

October [●], 2020

VOTE BY INTERNET—www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 12/09/2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. DIGIMARC CORPORATION ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS C/0 BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC. If you would like to reduce the costs incurred by our company in mailing proxy materials, P O BOX 1342 you can consent to receiving all future proxy statements, proxy cards and annual reports BRENTWOOD, NY 11717 electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. 1 VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 12/09/2020. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have 2 provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. CONTROL # TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: x KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY 0 2 The Board of Directors recommends you vote FOR 0000000000 proposals 1 and 2. For Against Abstain 1 To approve, for purposes of complying with Nasdaq Listing Rules 5635(b) and 5635(d), the issuance of shares of Digimarc Corporation’s common stock issuable in connection with the conversion of the shares of Series B Convertible Preferred Stock issued to TCM Strategic Partners L.P. in connection with a private placement on October 1, 2020. 2 To approve the adjournment or postponement of the Special Meeting, if necessary, to solicit additional proxies. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. For address change/comments, mark here. (see reverse for instructions) 1 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice of the Special Meeting of Shareholders, Proxy Statement and Proxy Card are available at www.proxyvote.com . PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF DIGIMARC CORPORATION The undersigned hereby constitutes and appoints Bruce Davis and Charles Beck, and each of them, with the power to act without the other and with the power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Digimarc Corporation Common Stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Special Meeting of Shareholders of the Company to be held December 10, 2020, or any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Special Meeting. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTIONS ARE MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR PROPOSAL 1, FOR PROPOSAL 2, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OF SHAREHOLDERS OF THE COMPANY. Address change/comments: (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side